                                                                   EXHIBIT 99.14

            NOONEY INCOME FUND LTD. II, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1999

           Column A                                      Column B                       Column C
-----------------------------------------------       -------------      -----------------------------------------------------
                                                                                 Initial Cost to Partnership
                                                                          ----------------------------------------------------
                                                                                               Buildings and
              Description                             Encumbrances             Land            Improvements          Total
----------------------------------------------        ------------        -------------        ------------        -----------
Leawood Fountain Plaza Office Complex (24%
   undivided interest
Leawood, Kansas                                         $     --           $   318,962         $ 1,991,417         $ 2,310,379
Tower Industrial Building, Mundelein, Illinois                --               193,744           1,042,076           1,235,820
NorthCreek Office Park, Cincinnati, Ohio                      --               338,850           4,639,617           4,978,467
Northeast Commerce Center, Cincinnati, Ohio                   --               199,361           2,784,317           2,983,678
Countryside Office Park, NorthCreek Office Park
   and Northeast Commerce Center                         6,871,246                --                  --                  --
                                                        ----------         -----------         -----------         -----------
                                                         6,871,246           1,050,917          10,457,427          11,508,344
Countryside Office Park, Palatine, Illinois                   --               623,919           4,302,911           4,926,830
                                                        ----------         -----------         -----------         -----------
         Total                                          $6,871,246         $ 1,674,836         $14,760,338         $16,435,174
                                                        ==========         ===========         ===========         ===========


                                                          Column D                              Column E
                                                          --------                              --------
                                                                                            Gross Amount which
                                                          Costs                       Carried at Close of Period
                                                         Capitalized         ---------------------------------------------------
                                                         Subsequent to                        Buildings and
              Description                               Acquistion (1)           Land          Improvements             Total
------------------------------------------              --------------       -----------      --------------         -----------
Leawood Fountain Plaza Office Complex (24%
   undivided interest), Leawood, Kansas                 $  (603,326)         $   318,962         $ 1,388,091         $ 1,707,053
Tower Industrial Building, Mundelein, Illinois              195,588              193,744           1,237,664           1,431,408
NorthCreek Office Park, Cincinnati, Ohio                  3,713,830            1,370,100           7,322,197           8,692,297
Northeast Commerce Center, Cincinnati, Ohio               1,801,533              736,051           4,049,160           4,785,211
Countryside Office Park, NorthCreek Office Park
   and Northeast Commerce Center
                                                        -----------          -----------         -----------         -----------
                                                          5,107,625            2,618,857          13,997,112          16,615,969
Countryside Office Park, Palatine, Illinois                (938,645)           1,356,419           2,631,766           3,988,185
                                                        -----------          -----------         -----------         -----------
         Total                                          $ 4,168,980          $ 3,975,276         $16,628,878         $20,604,154
                                                        ===========          ===========         ===========         ===========

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
                                                         Column F          Column G           Column H             Column I
                                                         --------          --------           --------             --------
                                                                                                                 Life on which
                                                                                                                 Depreciation
                                                        Accumulated          Date of           Date             in Latest Income
                                                        Description        Construction         Acquired      Statement is Computed
                                                       -------------       ------------       ------------    ---------------------
Leawood Fountain Plaza Office Complex (24%
   undivided interest), Leawood, Kansas                $  938,094            1982-1983         2/20/1985          30 years
Tower Industrial Building, Mundelein, Illinois            486,715                 1974         3/20/1986          30 years
NorthCreek Office Park, Cincinnati, Ohio                2,403,394            1984-1986         12/29/1986         30 years
Northeast Commerce Center, Cincinnati, Ohio             1,334,130                 1985         12/29/1986         30 years
                                                       ----------
                                                        5,162,333

Countryside Office Park, Palatine, Illinois             1,127,295(2)              1975         12/16/1986         30 years
                                                       ----------
Total                                                  $6,289,628
                                                       ==========

(1) Amounts shown are net of assets written-off and the following writedowns to reflect appraised values:

         Leawood Fountain Plaza Office Complex            $     754,000
         NorthCreek Office Park                                 484,000
         Northeast Commerce Center                              761,000
         Countryside Office Park                              3,256,000

(2) Amount is shown net in the financial statements $2,860,890.


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            NOONEY INCOME FUND LTD. II, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                            1999                  1998                   1997
                                                        ------------          ------------          ------------
(A) Reconciliation of amounts in Column E:

      Balance at beginning of period                    $ 20,130,482          $ 19,981,023          $ 19,569,732

      Add - Cost of improvements                             618,970               289,092               551,260

      Less - Cost of disposals                              (145,298)             (139,633)             (139,969)
                                                        ------------          ------------          ------------
      Balance at end of period                          $ 20,604,154          $ 20,130,482          $ 19,981,023
                                                        ============          ============          ============

 (B) Reconciliation of amounts in Column F:

      Balance at beginning period                       $  5,757,725          $  5,236,483          $  4,771,634

      Add - Provision during period                          677,201               660,875               604,818

      Less - Depreciation on disposals                      (145,298)             (139,633)             (139,969)
                                                        ------------          ------------          ------------
      Balance at end of period                          $  6,289,628          $  5,757,725          $  5,236,483
                                                        ============          ============          ============
(C) The aggregate cost of real estate owned for
  federal income tax purposes                           $ 25,859,154          $ 25,385,482          $ 25,236,023
                                                        ============          ============          ============